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                                                                     EXHIBIT 5.1




February 28, 2001



Craig B. Collins, Executive Vice
 President and Chief Financial Officer
CoSine Communications, Inc.
3200 Bridge Parkway
Redwood City, California  94065

     RE:  ISSUANCE OF SECURITIES ON FORM S-8 REGISTRATION STATEMENT

Dear Mr. Collins:

     This letter is written to you in connection with the filing on or about February 28, 2001, of the Registration Statement on Form S-8 with the Securities and Exchange Commission for the purpose of registering 25,535,979 shares of Common Stock, $.0001 par value, offered by CoSine Communications, Inc. (the "Company"), where 11,705,356 shares were or are to be offered pursuant to the Company's 1997 Stock Plan, 8,930,623 shares were or are to be offered pursuant to the Company's 2000 Stock Plan, 4,500,000 shares were or are to be offered pursuant to the Company's 2000 Employee Stock Purchase Plan and 400,000 shares were or are to be offered pursuant to the Company's 2000 Director Option Plan (the 1997 Stock Plan, the 2000 Stock Plan, the 2000 Employee Stock Purchase and the 2000 Director Option Plan collectively referred to herein as the "Plans").

     As counsel for the Company, we have examined, among other things, originals or copies identified to our satisfaction as being true copies of the above-referenced Registration Statement, Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, the corporate resolutions adopting the Plans authorizing the issuance of options, stock purchase rights, stock paid for with promissory notes, and stock withholding to satisfy tax liabilities under the Plans, and other pertinent documents and instruments of the Company. In addition to such examination, we have obtained from Directors and Officers of the Company such other information


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Craig B. Collins, Executive Vice
 President and Chief Financial Officer
February 28, 2001
Page 2


and advice as we have deemed necessary for the purposes of this opinion.

     On the basis of the foregoing, and our examination and consideration of such other factual and legal matters as we have deemed appropriate in the premises, we are of the opinion that the shares to be registered will, when sold in accordance with the terms of the Plans, be legally issued, fully paid and non-assessable.

     We consent to the filing of this letter with the Securities and Exchange Commission as an exhibit to the aforementioned Registration Statement.

                                       Very truly yours,

                                       /s/ Collette & Erickson LLP

                                       Collette & Erickson LLP

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